EXHIBIT 10.6
                                    AGREEMENT

     THIS AGREEMENT is made and entered into on the day and date indicated below by and between GDBA RE One, LLC ("Seller") and Alexander V. Lagerborg ("AVL").

     WHEREAS, Seller is the owner of certain outstanding common shares of ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP. ("AARD");

     WHEREAS, AVL wishes to acquire common shares of the Company (AARD) under the terms and conditions of this Agreement, and the Company and Seller wish to transfer the Shares under the terms and conditions of this Agreement; and

     WHEREAS, all parties hereto wish to be governed by the terms and conditions thereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement and intending to be legally bound, the parties hereto agree as follows:

                          SECTION 1. TRANSFER OF SHARES

1.1 Transfer of Shares. Seller agrees that it will sell to AVL a total of 210,000 Shares at a price of $.01 per share, subject to the terms and conditions of this Agreement.

1.2 Transfer of Shares Free and Clear of Any Restrictions Except as Indicated. The parties hereby agree and warrant that such transfer of the Shares will be made free and clear of any liens or encumbrances whatsoever and any other restrictions such as would fail to give AVL full, complete, and unencumbered title to the Shares; provided, however, that AVL hereby grants to Seller the right to call a portion of the Shares as indicated below at the original purchase price should AVL leave the employment of the Company prior to February 1, 2007. Seller shall have one year to exercise itscall provision as to any Shares that become eligible for such provision. Seller' call provisions are as follows:
         Prior to February 1, 2005, all Shares may be called;
         Prior to February 1, 2006, a total of 120,000 Shares may be called; and Prior to February 1, 2007, a total of 60,000 Shares may be called.

1.3 Extinguishment of Call Provisions. Notwithstanding the requirements of section 1.2 above, in the event of the death or permanent disability (as defined by the rules and regulations of the Social Security Administration) of AVL , or upon the transfer of greater than 50% ownership of the Company to an unaffiliated third party, the call provisions of section 1.2 above shall no longer apply. AVL, or his successors and assigns, shall have the right to remove any restrictive endorsements or legends from any and all stock certificates, and this Agreement shall be terminated.


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1.4 Transfer of Shares Subject to this Agreement. The transfer of the Shares to
AVL shall apply to his heirs, legatees, estate, personal representatives, administrators, executors or successors in interest.

                         SECTION 2. ESCROW OF THE SHARES

2.1 Certificates. AVL hereby agrees to place three (3) stock certificates, one for 90,000 Shares and two for 60,000 Shares, with a third-party mutually agreeable to Seller and AVL. The parties hereto agree to execute an escrow agreement suitable to such third party. On or after each February 1st, beginning February 1, 2005, one stock certificate will be released from escrow to AVL until all certificates have been released; provided that AVL is employed by the Company on said dates.

2.2 Escrow of Shares Applies to Successors. The escrow provisions of the Shares transferred by AVL shall apply to his heirs, legatees, estate, personal representatives, administrators, executors or successors in interest.

                         SECTION 3. TRANSFER PROVISIONS

         Restriction on Transfers. Each party hereto agrees that he will not, without the prior written consent of the other party, sell, give, assign, or otherwise transfer ownership (any such event being referred to as "sell or transfer") any of the common shares of the Company owned by him at any time except pursuant to the provisions of this Agreement, and any attempt to sell or transfer any of their common shares other than in accordance with the terms and provisions of this Agreement shall be null and void and of no effect whatsoever.

                SECTION 4. DISPOSITION OF SHARES UPON BANKRUPTCY
                          OR LIQUIDATION OF SHAREHOLDER

4.1 Mandatory Purchase By the Seller Upon Bankruptcy or Liquidation of AVL. Upon the filing of a petition for Bankruptcy or Liquidation by AVL, the Seller shall have the immediate and unqualified right to purchase and AVL(or successors and assigns) shall sell all of the common shares owned by AVL which are subject to a call provision at the original purchase price of the common stock. Such sale and purchase shall take place at the principal offices of the Company no later than the one hundred twentieth (120th) day after the date of occurrence of the event giving rise to the mandatory purchase, upon the applicable terms and conditions hereinafter set forth in this Agreement.

4.2 Terms of Payment for Shares. Payment of the purchase price for the common shares shall be made in cash at the closing, except as otherwise provided herein.

4.3 Transfer of Shares Subject to this Agreement. The provisions of this Section 4 shall apply to the heirs, legatees, estate, personal representatives, administrators, executors or successors in interest of the parties or any subsequent holder, as the case may be, and each of them shall hold such common shares subject to rights, obligations and restrictions set forth in this Agreement.


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                      SECTION 5. RESTRICTIVE ENDORSEMENTS.

5.1 Placing Restrictive Endorsements on Certificates Representing the Shares. The certificates representing the Shares during the term of this Agreement shall bear such notation or other statement concerning the restrictions on such Shares imposed by this Agreement as shall be required by Colorado law in order to make these restrictions enforceable against subsequent shareholders.

5.2 Removal of Restrictive Endorsements. If, for any reason, any of the Shares are no longer subject to the restrictions and provisions hereof, the Company shall promptly issue, execute and deliver a new certificate or certificates for such Shares without such endorsement upon the request of the holder thereof and the surrender to the Company of the certificates containing such endorsement.

                         SECTION 6. TRANSFER OF SHARES.

6.1 Restriction on Transfer. AVL hereby authorizes and directs the Company not to make any transfer of record of any of the Shares subject to this Agreement otherwise than in accordance with the terms and provisions hereof.

                          SECTION 7. TERM OF AGREEMENT.

7.1 Termination of this Agreement. This Agreement shall remain in effect until terminated by (a) written agreement of all of the parties hereto (unless any such party and any permitted transferee thereof no longer own Shares in the Company, in which event such party's agreement to terminate will not be necessary); (b) cessation of the Company's business and winding up of its affairs; or (c) in accordance with section 1.3 above.

7.2 Removal of Restrictive Endorsements. Upon termination of this Agreement, the Shareholders, or any subsequent holder of their Shares, shall surrender the certificate or certificates representing their Shares to the Company, and the Company shall issue a new certificate or certificates in lieu thereof for an equal number of Shares without the restrictive endorsement referred to herein.

                              SECTION 8. WARRANTIES

8.1 Warranties. Each party hereto represents and warrants to each other party hereto that he has the authority to enter into this Agreement, to perform all terms and conditions thereunder, and to be bound thereby.

8.2 Survival of Warranties. The warranties and representations contained herein shall survive the termination date in Section 7 above for a period of two years from the date thereof.

                               SECTION 9. NOTICES.

9.1 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed first class, postage prepaid, by registered or certified mail to the intended recipient at their address as set forth in the records of the Company from time to time.

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                           SECTION 10. MISCELLANEOUS.

10.1 Miscellaneous. This Agreement sets forth the entire understanding and agreement of the parties hereto concerning the subject matter hereof. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto concerning the subject matter hereof which is not set forth in this Agreement, except that the parties hereto hereby acknowledge and agree that this Agreement is intended to and shall supersede all previous plans and agreements, verbal or otherwise, by and between any party hereto and the Company regarding the Company and its business.

10.2 Applicable Law. This Agreement was contracted in Colorado and shall be subject to the laws thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 1st day of February 2004.




SELLER:
GDBA RE One, LLC

By:       /signed/
   ---------------------
          Manager




         /signed/
------------------------
ALEXANDER V. LAGERBORG





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